SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.     )

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☐    Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

ADVANCED MICRO DEVICES, INC.

(Name of Registrant as Specified In Its Certificate)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ADVANCED MICRO DEVICES, INC.

ONE AMD PLACE

P.O. BOX 3453

SUNNYVALE, CALIFORNIA 94088-3453

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

We will hold the Annual Meeting of Stockholders of Advanced Micro Devices, Inc. at the Fairmont Hotel, 170 South Market Street, San Jose, California, on Thursday, May 3, 2007. The meeting will start at 9:00 a.m. local time. At the meeting, we will ask you to:

•	Elect seven directors;

•	Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the current fiscal year;

•	Approve an amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 750 million to 1.5 billion shares; and

•	Transact any other business that properly comes before the meeting.

By Order of the Board of Directors,

HOLLIS M. O’BRIEN

Secretary

This proxy statement and accompanying proxy card are first being distributed on or about March     , 2007.

YOUR VOTE IS IMPORTANT.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, WE URGE YOU TO VOTE

ONLINE AT PROXYVOTE.COM OR COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED. RETURNING YOUR PROXY CARD WILL ENSURE THAT YOUR VOTE IS COUNTED IF YOU LATER DECIDE

NOT TO ATTEND THE MEETING.

ADVANCED MICRO DEVICES, INC.

PROXY STATEMENT

2007 ANNUAL MEETING OF STOCKHOLDERS

QUESTIONS AND ANSWERS

1.	Q: WHO IS SOLICITING MY VOTE?

A:	This proxy solicitation is being made by the Board of Directors of Advanced Micro Devices, Inc. We have retained Georgeson Stockholder Communications, Inc., professional proxy solicitors, to assist us with this proxy solicitation. We will pay the entire cost of this solicitation, including Georgeson’s fee, which we expect to be approximately $8,500.

2.	Q: WHEN WAS THIS PROXY STATEMENT MAILED TO STOCKHOLDERS?

A:	This proxy statement was first mailed to stockholders on or about March , 2007.

3.	Q: WHAT MAY I VOTE ON?

A:	You may vote on:

•	The election of directors to serve on our Board of Directors;

•	The appointment of our independent registered public accounting firm for the current fiscal year; and

•	The amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 750 million to 1.5 billion shares.

4.	Q: HOW DOES THE BOARD RECOMMEND I VOTE ON THE PROPOSALS?

A:	The Board recommends that you vote:

•	FOR each of the director nominees;

•	FOR the appointment of Ernst & Young LLP as our independent registered public accounting firm for the current fiscal year; and

•	FOR the amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 750 million to 1.5 billion shares.

5.	Q: WHO IS ENTITLED TO VOTE?

A:	Stockholders as of the close of business on March 5, 2007, the Record Date, are entitled to vote on all items properly presented at the Annual Meeting. On the Record Date, approximately shares of our common stock were outstanding. Every stockholder is entitled to one vote for each share of common stock held. A list of these stockholders will be available during ordinary business hours at the principal place of business of AMD, located at One AMD Place, Sunnyvale, California, from the Corporate Secretary of the Company at least ten days before the Annual Meeting. The list of stockholders will also be available at the time and place of the Annual Meeting.

6.	Q: HOW DO I VOTE BY MAIL?

A:	If you complete and properly sign each proxy card you receive and return it to us in the prepaid envelope, it will be voted by one of the individuals indicated on the card (your “proxy”) as you direct. If you return your signed proxy card but do not mark the boxes showing how you wish to vote, your shares will be voted FOR the election of the director nominees, FOR the ratification of the appointment of our independent registered public accounting firm and FOR the amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 750 million to 1.5 billion. For additional information on broker discretionary voting, please see Question 13 below.

7.	Q: CAN I VOTE BY TELEPHONE OR ELECTRONICALLY?

A:	If you live in the United States or Canada, you may submit your proxy by following the Vote by Telephone instructions on the proxy card. If you have Internet access, you may submit your proxy from any location in the world by following the Vote by Internet instructions on the proxy card.

8.	Q: WHO CAN ATTEND THE ANNUAL MEETING?

A:	Only stockholders as of the close of business on March 5, 2007, holders of proxies for those stockholders and other persons invited by us can attend. If your shares are held by your broker in “street name,” you must bring a letter from your broker or a copy of your proxy card to the meeting showing that you were the direct or indirect (“beneficial”) owner of the shares on March 5, 2007 to attend the meeting.

9.	Q: CAN I VOTE AT THE MEETING?

A.	Yes. If you wish to vote your shares in person at the Annual Meeting and they are held by your broker in “street name,” you must bring a letter from the broker to the meeting showing that you were the beneficial owner of the shares on March 5, 2007.

10.	Q: CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD OR AFTER I HAVE VOTED BY TELEPHONE OR ELECTRONICALLY?

A.	Yes. You may change your vote at any time before the voting concludes at the Annual Meeting by:

•	Sending in another proxy with a later date by mail, telephone or over the Internet;

•	Notifying our Corporate Secretary in writing before the Annual Meeting that you wish to revoke your proxy; or

•	Voting in person at the Annual Meeting.

11.	Q: HOW DO I VOTE MY SHARES IF THEY ARE HELD IN STREET NAME?

A:	If your shares are held by your broker in “street name,” you will receive a form from your broker seeking instruction as to how your shares should be voted. We urge you to complete this form and instruct your broker how to vote on your behalf. You can also vote in person at the Annual Meeting, but you must bring a letter from the broker showing that you were the beneficial owner of your shares on March 5, 2007.

12.	Q: WHAT IS A “QUORUM”?

A:	For the purposes of the Annual Meeting, a “quorum” is a majority of the outstanding shares. They may be present at the Annual Meeting or represented by proxy. There must be a quorum for the Annual

Meeting to be held. If you submit a properly executed proxy card, even if you abstain from voting, your shares will be considered part of the quorum. Broker “non-votes” are also considered a part of the quorum. Broker non-votes occur when a broker holding shares for a beneficial owner does not vote on a particular matter because the broker does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

13.	Q: WHAT IS BROKER “DISCRETIONARY” VOTING?

A:	Under the rules of the New York Stock Exchange (NYSE), if you hold your shares through a broker, your broker is permitted to vote your shares on the election of directors, ratification of our independent registered public accounting firm and the amendment to our Restated Certificate of Incorporation in its discretion if it has transmitted the proxy materials to you and has not received voting instructions from you on how to vote your shares before the deadline set by your broker.

14.	Q: HOW ARE MATTERS PASSED OR DEFEATED?

A:	The seven director nominees will be elected if each of them receives a majority of votes cast. A majority of the votes cast means that the number of votes cast “for” a director must exceed the number of votes cast “against” that director. Abstentions will not be counted in the determination of the majority of votes cast. Incumbent directors will submit a written resignation to the Board which will be effective if he/she does not receive a majority of the votes cast and the resignation is accepted by the Board. Ratification of the appointment of our independent registered public accounting firm must receive affirmative votes from more than 50 percent of the shares that are voted to be approved. An abstention has the same effect as a vote AGAINST this proposal. The amendment to our Restated Certificate of Incorporation must receive an affirmative vote from more than 50 percent of shares entitled to vote to be approved. An abstention has the same effect as a vote AGAINST this proposal.

15.	Q: WHO WILL COUNT THE VOTES?

A:	Proxies will be tabulated by ADP-ICS, Inc.

16.	Q: IS MY VOTE CONFIDENTIAL?

A:	Proxy cards, ballots and voting tabulations that identify individual stockholders are mailed or returned directly to ADP-ICS and handled in a manner that protects your voting privacy. Your vote will not be disclosed except (1) as needed to permit ADP-ICS to tabulate and certify the vote and (2) as required by law. However, comments written on the proxy card may be forwarded to management. In that case, your identity may not be kept confidential.

17.	Q: HOW WILL VOTING ON ANY BUSINESS NOT DESCRIBED ON THE NOTICE OF ANNUAL MEETING BE CONDUCTED?

A:	We do not know of any business to be considered at the Annual Meeting other than the proposals described in this proxy statement. If any other business is presented at the Annual Meeting, your signed proxy card gives authority to Hector de J. Ruiz, our Chief Executive Officer, and Hollis M. O’Brien, our Corporate Secretary, to vote on such matters at their discretion.

18.	Q: WHEN ARE THE STOCKHOLDER PROPOSALS FOR THE 2008 ANNUAL MEETING DUE?

A:

Under the Securities and Exchange Commission rules, for stockholder proposals to be considered for inclusion in the proxy statement for the 2008 Annual Meeting, they must be submitted in writing to our

Corporate Secretary, Advanced Micro Devices, Inc., One AMD Place, P.O. Box 3453, M.S. 68, Sunnyvale, California 94088 on or before November 13, 2007. In addition, our bylaws provide that for directors to be nominated or other proposals to be properly presented at the 2008 Annual Meeting, an additional notice of any nomination or proposal must be received by us between February 2, 2008 and March 4, 2008. If our 2008 Annual Meeting is not within 30 days of May 3, 2008, to be timely, the notice by the stockholder must be not later than the close of business on the tenth day following the day on which the first public announcement of the date of the 2008 Annual Meeting was made or the notice of the meeting was mailed, whichever occurs first. More information on our bylaws is included in this proxy statement beginning on page     , including a description of the information that must be included in the stockholder notice.

19.	Q: WILL AMD WEBCAST THE ANNUAL MEETING?

A.	Yes. The Annual Meeting will be webcast live. You can access it by going to AMD’s Investor Relations Web site at: www.amd.com. The webcast will enable you to listen only. You will not be able to ask questions. The Annual Meeting audio webcast will be available on our Web site for a period of time after the meeting.

ITEM 1—ELECTION OF DIRECTORS

In connection with the acquisition by the Company of ATI Technologies Inc. effective on October 25, 2006, the Board of Directors increased the authorized number of directors from seven to nine directors and appointed Mr. John E. Caldwell and Dr. James D. Fleck to serve as members of the Board. On February 28, 2007, the Board of Directors determined that upon the 2007 Annual Meeting of Stockholders the authorized number will be reduced to seven. Dr. Leonard M. Silverman, who served the Company as a director since 1994, and Dr. Fleck, who joined our board as a result of the ATI acquisition, will not stand for election. All directors are elected annually and serve a one-year term until the next Annual Meeting.

The Nominating and Corporate Governance Committee of the Board of Directors selected, and the Board of Directors accepted, the following seven persons as nominees for election to the Board: Dr. Hector de J. Ruiz, Dr. W. Michael Barnes, Mr. John E. Caldwell, Mr. Bruce L. Claflin, Ms. H. Paulett Eberhart, Mr. Robert B. Palmer and Mr. Morton L. Topfer. All of the nominees are currently directors of AMD. Mr. Caldwell joined our board as a result of the ATI acquisition and will stand for election pursuant to the ATI acquisition agreement.

The Board of Directors expects all nominees named below to be available for election. If a nominee declines or is unable to act as a director, your proxy may vote for any substitute nominee proposed by the Board. Your proxy will vote FOR the election of these nominees, unless you instruct otherwise. Directors are strongly encouraged to attend annual meetings of our stockholders and all of our current Board member nominees are expected to be present at the 2007 Annual Meeting. All of our 2006 Board member nominees were present at the 2006 Annual Meeting.

The experience and background of each of the nominees follows:

Dr. Hector de J. Ruiz—Dr. Ruiz, 61, has been a director since 2000. Dr. Ruiz is currently our Chairman of the Board and Chief Executive Officer. Dr. Ruiz joined AMD as President and Chief Operating Officer in January 2000 and became our Chief Executive Officer on April 25, 2002. Before joining AMD, Dr. Ruiz served as President of the Motorola, Inc. Semiconductor Products Sector since 1997. From 1991 to 1995, Dr. Ruiz was Senior Vice President and General Manager of Motorola’s paging and messaging businesses and in 1996 became Executive Vice President and General Manager of those businesses. Dr. Ruiz joined Motorola in 1977 and, from 1977 to 1991, he held various executive positions in Motorola’s Semiconductor Products Sector. Before joining Motorola, Dr. Ruiz worked at Texas Instruments, Inc. from 1972 to 1977. Dr. Ruiz is a member of the Board of Directors of Eastman Kodak Company and Spansion Inc.

Dr. W. Michael Barnes—Dr. Barnes, 64, has been a director since 2003. Dr. Barnes served as Senior Vice President and Chief Financial Officer of Rockwell International Corporation (Rockwell), a diversified NYSE company, from 1991 until his retirement in 2001. Dr. Barnes joined Collins Radio Company (Collins) in 1968 as a member of the corporate operations research staff. Collins was acquired by Rockwell in 1973, and Dr. Barnes held various management positions at Rockwell until 1991. He was named a distinguished alumnus by the Texas A&M University College of Engineering in 1992, is a member of the Texas A&M University Chancellor’s Century Council and is on the university’s Engineering Advisory Board. Dr. Barnes is a member of the Board of Directors of MetroPCS, Inc.

John E. Caldwell—Mr. Caldwell, 56, has been a director since October 2006. Mr. Caldwell is currently a member of the Board of Directors and Chief Executive Officer of SMTC Corporation, an electronics manufacturing services company and has held these positions since October of 2003. Before joining SMTC, Mr. Caldwell held positions in the Mosaic Group, a marketing services provider, as Chair of the Restructuring Committee of the Board from October 2002 to September 2003 and in GEAC Computer Corporation Limited, a computer software company, as President and Chief Executive Officer from October 2000 to December 2001. Mr. Caldwell was a director of ATI Technologies Inc. until October 25, 2006, when the ATI acquisition was completed. Currently he is a director of Faro Technologies, Inc., a producer of three dimensional manufacturing measurement systems; Cognos Inc., a large Canadian software company; IAMGOLD Corporation, a mid-tier gold producer; Rothmans Inc., a tobacco company; and Parmalat Canada, a food company.

Bruce L. Claflin—Mr. Claflin, 55, has been a director since 2003. Mr. Claflin was President, Chief Executive Officer, and a member of the Board of Directors of 3Com Corporation (3Com), a provider of voice and data networking products and services, from January 2001 until he retired in 2006. He joined 3Com as President and Chief Operating Officer in August of 1998. Prior to 3Com, Mr. Claflin served as Senior Vice President and General Manager, sales and marketing for Digital Equipment Corporation (Digital). Mr. Claflin also worked for 22 years at IBM, where he held various sales, marketing and management positions, including general manager of IBM PC Company’s worldwide R&D, product and brand management, as well as president of IBM PC Company Americas. Mr. Claflin is a member of the Board of Directors of Ciena Corporation.

H. Paulett Eberhart—Ms. Eberhart, 53, has been a director since 2004. Ms. Eberhart is President and Chief Executive Officer of Invensys Process Systems, a provider of products, service and solutions for the automation and optimization of plant operation in the process industries. Before joining Invensys Process Systems, Ms. Eberhart was the President—Americas of Electronic Data Systems Corporation (EDS), an information technology and business process outsourcing company, from 2003 until she retired from EDS in 2004. Ms. Eberhart was an employee of EDS since 1978. Prior to serving as President—Americas, Ms. Eberhart was the Senior Vice President—EDS and President—Solutions Consulting. From 2001 to 2002, Ms. Eberhart served as the Senior Vice President, Information Solutions, U.S. and from 1999 to 2001 as the Senior Vice President, Information Solutions, Southwest Region. In 1998, she was the Senior Vice President, Finance. She was a member of the Board of Directors of AT Kearney, a subsidiary of EDS. Between 1978 and 1998, Ms. Eberhart served in various management positions in the area of Finance at EDS. Ms. Eberhart served as the chair of the Political Action Committee for EDS and is a member of the Financial Executives Institute and American Institute of Certified Public Accountants. Ms. Eberhart is a member of the Board of Directors of Anadarko Petroleum Corporation and Solectron Corporation.

Robert B. Palmer—Mr. Palmer, 66, has been a director since 1999. Mr. Palmer was the Chairman and Chief Executive Officer of Digital Equipment Corporation (Digital) from 1995 until his retirement in 1998. Mr. Palmer was appointed Chief Executive Officer and President of Digital in October 1992. From 1985 to 1992, Mr. Palmer served in various executive positions at Digital. Before Digital, Mr. Palmer was Executive Vice President of Semiconductor Operations at United Technologies Corporation (UTC), joining UTC in 1980 when it acquired Mostek Corporation, where he was a member of the founding team in 1969. Mr. Palmer is on the Board of Trustees of the Cooper Institute for Aerobic Research, a non-profit preventative medicine research and education organization.

Morton L. Topfer—Mr. Topfer, 70, has been a director since February 2005. Mr. Topfer is the Managing Director of Castletop Capital L.P., an investment firm that focuses on private equity and real estate investments. Before forming Castletop Capital in 2002, Mr. Topfer was Vice Chairman of Dell Computer Corporation, counselor to Dell’s Chief Executive Officer and a member of Dell’s office of the Chief Executive Officer. Before joining Dell in 1994, Mr. Topfer held various positions with Motorola, Inc., last serving as Corporate Executive Vice President and President of the Land Mobile Products Sector. Before joining Motorola in 1971, Mr. Topfer spent 11 years with RCA Laboratories in various research and development and management positions. Mr. Topfer serves on the Board of Directors of Measurement Specialties, Inc.

Consideration of Stockholder Nominees for Director

The policy of the Nominating and Corporate Governance Committee is to consider properly submitted stockholder nominations for candidates to serve on our Board. Pursuant to our bylaws, stockholders who wish to nominate persons for election to the Board of Directors at the 2008 Annual Meeting must be a stockholder of record when they give us notice, must be entitled to vote at the meeting and must comply with the notice provisions in our bylaws. A stockholder’s notice must be delivered to our Corporate Secretary not less than

60 nor more than 90 days before the anniversary date of the immediately preceding Annual Meeting. For our 2008 Annual Meeting, the notice must be delivered between February 2, 2008 and March 4, 2008. However, if our 2008 Annual Meeting is not within 30 days of May 3, 2008, the notice must be delivered no later than the close of business on the 10th day following the earlier of the day on which the first public announcement of the date of the 2008 Annual Meeting was made or the day the notice of the Meeting is mailed. The stockholder’s notice must include the following information for the person proposed to be nominated:

•	his or her name, age, nationality, business and residence addresses;

•	his or her principal occupation and employment;

•	the class and number of shares of stock owned beneficially or of record by him or her; and

•	any other information required to be disclosed in a proxy statement.

The stockholder’s notice must also include the following information for the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made:

•	their names and addresses;

•	the class and number of shares of stock owned beneficially and of record by them;

•	a description of any arrangements or understandings between them and each proposed nominee and any other persons (including their names) pursuant to which the nominations are to be made;

•	a representation that they intend to appear in person or by proxy at the Annual Meeting to nominate the person named in the notice;

•	a representation as to whether they are part of a group that intends to deliver a proxy statement or solicit proxies in support of the nomination; and

•	any other information that would be required to be included in a proxy statement.

The Chair of the Annual Meeting will determine if the procedures in the bylaws have been followed, and if not, declare that the nomination be disregarded. If the nomination was made in accordance with the procedures in our bylaws, the Nominating and Corporate Governance Committee of the Board of Directors will apply the same criteria in evaluating the nominee as it would any other board nominee candidate and will recommend to the Board whether or not the stockholder nominee should be nominated by the Board and included in our proxy statement. These criteria are described below in the description of the Nominating and Corporate Governance Committee on page     . The nominee and nominating stockholder must be willing to provide any information reasonably requested by the Nominating and Corporate Governance Committee in connection with its evaluation.

Communications with the Board or Non-Management Directors

Interested parties who wish to communicate with our Board of Directors or with non-management directors may send their communications in writing to our Corporate Secretary, Advanced Micro Devices, Inc., One AMD Place, P.O. Box 3453, M.S. 68, Sunnyvale, California 94088 or send an email to Corporate.Secretary@amd.com. Our Corporate Secretary will forward all these communications to our lead independent director.

Your Board of Directors unanimously recommends that you vote “FOR” the proposed slate of directors for the current year. Unless you indicate otherwise, your proxy will vote “FOR” the proposed nominees.

CORPORATE GOVERNANCE

On February 8, 2007, the Board of Directors approved an amendment to the Company’s Bylaws to change the plurality vote standard for the election of directors to a majority vote standard with respect to uncontested elections. The new standard requires each director to receive a majority of the votes cast to be elected. A majority of the votes cast means that the number of votes cast “for” a director must exceed the number of votes cast “against” that director. Previously, in uncontested elections, directors were elected under a plurality vote standard, which meant that the candidates receiving the highest number of votes were elected whether or not they received a majority of the votes cast. In contested elections, where the number of nominees exceeds the number of directors to be elected, the vote standard will continue to be a plurality of votes cast. Incumbent directors will submit a written resignation to the Board which will be effective if he/she does not receive a majority of the votes cast and the resignation is accepted by the Board.

The Board of Directors has adopted Principles of Corporate Governance (Principles) to address significant corporate governance issues. The Principles provide a framework for our corporate governance matters and include topics such as Board and Board committee composition and evaluation. The Nominating and Corporate Governance Committee is responsible for reviewing the Principles and reporting and recommending any changes to the Principles to the Board of Directors.

The Principles provide that a majority of the members of the Board must meet the criteria for independence as required by applicable law and the NYSE listing standards. No director qualifies as independent unless the Board of Directors determines that the director has no direct or indirect material relationship with the Company. On an annual basis, each director and executive officer is obligated to complete a Director and Officer Questionnaire which requires disclosure of any transactions with the Company in which the director or executive officer, or any member of his or her immediate family, have a direct or indirect material interest. The Company also independently reviews the relationship of the Company to any entity employing a director or on which the director serves as a member of the Board of Directors. Our Board of Directors has determined that all directors who served during our 2006 fiscal year and all of our director nominees, other than Dr. Ruiz, are independent in accordance with SEC and the NYSE rules. The Board has concluded that there are no business relationships that are material or that would interfere with the exercise of independent judgment by any of the directors in his or her service on the Company’s Board of Directors or the Audit Committee.

The Board of Directors has adopted a code of ethics that applies to all directors and employees entitled, “Worldwide Standards of Business Conduct,” which we designed to help directors and employees resolve ethical issues encountered in the business environment. The Worldwide Standards of Business Conduct covers topics such as conflicts of interest, compliance with laws and confidentiality of Company information and encourages the reporting of any illegal or unethical behavior, fair dealing and use of Company assets.

The Board of Directors has also adopted a Code of Ethics for the Chief Executive Officer, the Chief Financial Officer, the Corporate Controller and all other senior finance executives. The Code of Ethics covers topics such as financial reporting, conflicts of interest and compliance with laws, rules, regulations and our policies.

Each of the Committees described below has adopted a charter, which has been approved by the Board of Directors. You can access our bylaws, the latest Committee Charters, the Principles of Corporate Governance, the Worldwide Standards of Business Conduct and the Code of Ethics at the Investor Relations Web page of our Web site at www.amd.com or by writing to us at Corporate Secretary, AMD, One AMD Place, P.O. Box 3453, M.S. 68, Sunnyvale, California 94088, or emailing us at Corporate.Secretary@amd.com. We will provide you with this information free of charge. Please note that information contained on our Web site is not incorporated by reference in, or considered to be a part of, this document.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors held ten regularly scheduled and special meetings during the 2006 fiscal year. All directors, except Mr. Caldwell, attended at least 75 percent of the meetings of the Board of Directors in 2006. Mr. Caldwell joined the Board in October of 2006 and was unable to attend one of the two regularly scheduled meetings held in the remainder of 2006. The Board has Audit, Nominating and Corporate Governance, Compensation and Finance Committees. The members of the Committees and their Chairs are selected by the Nominating and Corporate Governance Committee and then appointed by the Board annually. In 2006, the Board of Directors reappointed Mr. Robert Palmer as the lead independent director of the Board of Directors. In that capacity, Mr. Palmer chairs executive sessions of the non-management directors, which are held at regularly scheduled sessions, and the meetings of the Nominating and Corporate Governance Committee. Sessions of the non-management directors were held six times in 2006.

Audit Committee.    The Audit Committee consists of Ms. H. Paulett Eberhart, as Chair, Dr. W. Michael Barnes, Mr. Bruce L. Claflin and Mr. Morton L. Topfer, each of whom was determined by the Board of Directors to be financially literate and “independent.” All members of the Audit Committee are qualified to be designated as “audit committee financial experts.” However, the Board of Directors determined that only Ms. Eberhart would be designated to be an “audit committee financial expert.” The Audit Committee held 14 meetings during 2006. The Audit Committee assists the Board with its oversight responsibilities regarding the integrity of our financial statements, our compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications, independence and performance, and the performance of our internal audit function. The Audit Committee is also directly responsible for the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm, who reports directly to the Audit Committee. The Audit Committee meets alone with our financial and legal personnel, and with our independent registered public accounting firm, which has free access to the Audit Committee. The director of our Internal Audit Department reports directly to the Chair of the Audit Committee and “dotted-line” to our Chief Financial Officer and serves a staff function for the Audit Committee. All members of the Audit Committee attended at least 75 percent of the meetings of the Audit Committee in 2006.

Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee consists of Mr. Robert B. Palmer, as Chair, Dr. W. Michael Barnes, Mr. Bruce L. Claflin, Ms. H. Paulett Eberhart, Dr. Leonard M. Silverman and Mr. Morton L. Topfer, each determined by the Board of Directors to be “independent.” Mr. David J. Edmondson served as a member until his resignation from the Board of Directors effective February 24, 2006. The Nominating and Corporate Governance Committee met four times in 2006 to consider nominees and appointees to the Board and other corporate governance matters. The Committee met once during 2007 to consider nominees for the 2007 Annual Meeting and other corporate governance matters. The Nominating and Corporate Governance Committee assists the Board in discharging its responsibilities regarding the identification of qualified candidates to become Board members, the selection of nominees for election as directors at the next annual meeting of stockholders (or special meeting of stockholders at which directors are to be elected), the selection of candidates to fill any vacancies on the Board, the development and recommendation to the Board of corporate governance guidelines and principles, including the Principles, and oversight of the evaluation of the Board and management. The Nominating and Corporate Governance Committee retains a search firm for the purpose of obtaining information regarding potential candidates for board membership. In evaluating candidates to determine if they are qualified to become Board members, the Committee looks principally for the following attributes: personal and professional character, integrity, ethics and values; general business experience and leadership profile, including experience in corporate management, such as serving as an officer or former officer of a publicly held company; strategic planning abilities and experience; aptitude in accounting and finance; expertise in domestic and international markets; experience in our industry and with relevant social policy concerns; understanding of relevant technologies; expertise in an area of our operations; communications and interpersonal skills; and practical and mature business judgment. The Committee also evaluates board members’ and nominees’ service on the board of other public companies. Although the Committee uses these and other criteria to evaluate potential nominees, there are no stated minimum criteria for nominees. The Committee uses the same standards to evaluate all director candidates, whether or not the candidates were proposed by stockholders. All members of the Nominating and Corporate Governance Committee attended at least 75 percent of the meetings of the Committee in 2006.

Compensation Committee.    The Compensation Committee consists of Mr. Bruce L. Claflin, as Chair, Mr. Robert B. Palmer, and Dr. Leonard M. Silverman, each determined by the Board to be “independent.” Dr. Silverman served as Chair of the Committee until May 5, 2006, when Mr. Claflin was appointed as Chair. Mr. David J. Edmondson served as a member from April 28, 2005 until his resignation from the Board of Directors effective February 24, 2006. Upon Dr. Silverman’s retirement from the Board of Directors in May 2007 and following Mr. Topfer’s re-election to the Board, Mr. Morton L. Topfer will join the Compensation Committee. During 2006, the Compensation Committee met eight times. The Compensation Committee assists the Board in discharging its responsibilities relating to the compensation of our executives and members of the Board. In consultation with management, the Board and the Compensation Committee’s compensation consultant, the Compensation Committee designs, recommends to the Board for approval and evaluates employment, severance and change of control agreements with executive officers and our compensation plans, policies and programs. The Compensation Committee ensures that compensation programs are designed to encourage high performance, promote accountability and align employee interests with the Company’s strategic goals and with the interests of our stockholders. All members of the Compensation Committee attended at least 75 percent of the meetings of the Compensation Committee in 2005.

Finance Committee.    The Finance Committee consists of Dr. W. Michael Barnes, as Chair, and Ms. H. Paulett Eberhart. Mr. David J. Edmondson served as a member until his resignation effective February 24, 2006. Following his election to the Board, Mr. John E. Caldwell will join the Finance Committee. During 2006, the Finance Committee met seven times. The Finance Committee assists the Board by reviewing and making recommendations to the Board about our financial affairs and policies and the nature and structure of major financial commitments. All members of the Finance Committee attended at least 75 percent of the meetings of the Finance Committee in 2006.

DIRECTORS’ COMPENSATION AND BENEFITS

[To be provided in the Definitive Proxy Statement]

PRINCIPAL STOCKHOLDERS

The following table shows each person or entity we know to be the beneficial owner of more than five percent of our common stock as of March 5, 2007.

Name and Address of Beneficial Owner	Number of Shares Owned	Percent of Class
Capital Research & Management Company(1) 333 South Hope Street Los Angeles, California 90071	57,267,600 (sole dispositive power as to all shares and sole voting power as to 24,242,600)
Oppenheimer Funds, Inc.(2) Two World Financial Center 225 Liberty Street, 11th Floor New York, New York 10281	42,722,190 (shared voting and shared dispositive power as to all shares)
AXA(3) 25, avenue Matignon 75008 Paris, France	28,182,589 (sole voting power as to 23,190,020 shares; shared voting power as to 508,082 shares; sole dispositive power as to 28,128,374 shares; and, shared dispositive power as to 54,215 shares)

(1)	This information is based on Amendment No. 8 of the Schedule 13G filed with the Securities and Exchange Commission on February 9, 2007 by Capital Research & Management Company (Capital). Capital is an investment adviser and is deemed to be the beneficial owner of 57,267,000 shares or percent of our common stock.
(2)	This information is based on Amendment No. 3 of the Schedule 13G filed with the Securities and Exchange Commission on February 5, 2007 by Oppenheimer Funds, Inc. (Oppenheimer). Oppenheimer is an investment advisor and disclaims beneficial ownership of all shares pursuant to Rule 13d-4 of the Exchange Act of 1934.
(3)	This information is based on Amendment No. 5 of the Schedule 13G filed with the Securities and Exchange Commission on February 12, 2007 by AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, AXA Courtage Assurance Mutuelle (collectively, the “Mutuelles AXA”), AXA and AXA Financial, Inc. pursuant to a joint filing agreement. Mutuelles AXA, located at 26, rue Drouot, 75009 Paris, France, as a group controls AXA. AXA is the parent holding company of AXA Financial, Inc., and AXA Rosenberg Investment Management LLC, Alliance Bernstein L.P. and AXA Equitable Life Insurance Company are subsidiaries of AXA Financial, Inc. and operate under independent management and make independent voting and investment decisions. The AXA stock ownership is a follows:

	(i) Deemed to have Sole Power to Vote or to Direct the Vote	(ii) Deemed to have Shared Power to Vote or to Direct the Vote	(iii) Deemed to have Sole Power to Dispose or to Direct the Disposition	(iv) Deemed to have Shared Power to Dispose or to Direct the Disposition
The Mutelles AXA, as a group	0	0	0	0
AXA, a holding company	0	0	0	0
AXA Entity or Entities:
AXA Investment Managers Den Haag	0	1,824	1,824	0
AXA Rosenberg Investment Management LLC, a holding company	18,200	0	23,900	0
AXA Financial, Inc., a holding company 1290 Avenue of the Americas New York, New York 10104	0	0	0	0
Subsidiaries of AXA Financial, Inc.:
Alliance Bernstein L.P., an investment adviser	22,657,344	506,258	27,416,815	54,215
AXA Equitable Life Insurance Company, an insurance company and investment adviser	514,476	0	685,835	0

	23,190,020	508,082	28,128,374	54,215

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The table below shows the number of shares of our common stock beneficially owned as of March 5, 2007, by our current directors, by the nominees for election as directors, by each of our executive officers listed in the Summary Compensation Table below (Named Executive Officers) and by all of our directors and executive officers as of March 5, 2007 as a group. Except as otherwise indicated, each person has sole investment and voting power with respect to the shares shown as beneficially owned. Ownership information is based upon information provided by the individuals.

Name	Amount and Nature of Beneficial Ownership(1)(2)	Percent of Class(3)
Dr. Hector de J. Ruiz
Dr. W. Michael Barnes
John E. Caldwell
Bruce L. Claflin
H. Paulett Eberhart
James D. Fleck
Robert B. Palmer
Dr. Leonard M. Silverman
Morton L. Topfer
Robert J. Rivet(4)
Derrick R. Meyer(5)
Henri P. Richard(6)
Thomas M. McCoy(7)
All directors and executive officers as a group (15 persons)

*	Less than one percent
(1)	Some of the individuals may share voting power with regard to the listed shares with their spouses.
(2)	Includes beneficial ownership of the following number of shares that may be acquired because stock options or restricted stock units are vested or will vest by May 4, 2007 (within 60 days of March 5, 2007) pursuant to our equity incentive plan:

Shares
Dr. Hector de J. Ruiz
Dr. W. Michael Barnes
John E. Caldwell
Bruce L. Claflin
H. Paulett Eberhart
James D. Fleck
Robert B. Palmer
Leonard M. Silverman
Morton L. Topfer
Robert J. Rivet
Derrick R. Meyer
Henri P. Richard
Thomas M. McCoy
All directors and executive officers as a group (15 persons)
(3)	Based on shares of common stock outstanding as of March 5, 2007.
(4)	Mr. Rivet is the Executive Vice President, Chief Financial Officer of AMD.
(5)	Mr. Meyer is the President and Chief Operating Officer of AMD.
(6)	Mr. Richard is the Executive Vice President, Chief Sales and Marketing Officer of AMD.
(7)	Mr. McCoy is the Executive Vice President, Legal Affairs, and Chief Administrative Officer of AMD.

EXECUTIVE OFFICERS

The following persons were our executive officers as of March 6, 2005:

Hector de J. Ruiz—Dr. Ruiz, 61, is our Chairman of the Board of Directors and Chief Executive Officer. Dr. Ruiz joined us in January 2000 as President and Chief Operating Officer and became our Chief Executive Officer on April 25, 2002. He was first appointed Chairman of the Board on April 29, 2004. Before joining AMD, Dr. Ruiz served as President of the Semiconductor Products Sector of Motorola, Inc. since 1997. Dr. Ruiz had held various executive positions with Motorola since 1977.

Thomas M. McCoy—Mr. McCoy, 56, is our Executive Vice President, Legal Affairs, and Chief Administrative Officer. From 1998 to December 2003, Mr. McCoy served as our Senior Vice President, General Counsel until his appointment as Chief Administrative Officer. Mr. McCoy also served as our Secretary from 1995 until April 2003. Before his appointment as Senior Vice President, Mr. McCoy held the office of Vice President, General Counsel from 1995 to 1998. Before joining us, Mr. McCoy was with the law firm of O’Melveny and Myers where he practiced law, first as an associate and then as a partner, from 1977 to 1995.

Derrick R. Meyer—Mr. Meyer, 45, is our President and Chief Operating Officer. Mr. Meyer joined AMD in 1995 and was Vice President of Engineering for the Computation Products Group before being promoted to Group Vice President, Computation Products Group, in 2001. In April 2002, Mr. Meyer became an executive officer of AMD and was promoted to Senior Vice President, Computation Products Group. Mr. Meyer became our Executive Vice President, Computation Products Group in 2004 and was named President and Chief Operating Officer of the Microprocessor Solutions Sector in April 2005. He was promoted to his current role in January 2006. Before joining us, Mr. Meyer was employed by Digital Equipment Corporation beginning in 1986 and by Intel Corporation from 1983 to 1986.

David E. Orton—Mr. Orton, 51, is our Executive Vice President, Visual and Media Businesses. Prior to joining AMD, Mr. Orton served as the President and Chief Executive Officer of ATI Technologies Inc. (ATI) from June 2004 until AMD’s acquisition of ATI in October 2006. From April 2000 until June 2004, Mr. Orton was the President and Chief Operating Officer of ATI. Before ATI, Mr. Orton served as the President and Chief Executive Officer of ArtX, Inc. Mr. Orton held a number of senior management positions at Silicon Graphics, Inc., including Senior Vice President and General Manager, Visual Computing, and Senior Vice President and General Manager, Scalable Systems.

Henri P. Richard—Mr. Richard, 48, is our Executive Vice President, Chief Sales and Marketing Officer. Mr. Richard joined AMD in April 2002 as Group Vice President, Worldwide Sales. He was promoted to Senior Vice President in May 2003 and became an executive officer in February 2004. Before joining us, he was Executive Vice President of Worldwide Field Operations at WebGain, Inc., a privately held provider of Java software for Fortune 500 companies since September 2000. Before WebGain, Mr. Richard was President of the Computer Products Group at Bell Microproducts from April 2000 to August 2000 and Vice President, Worldwide Sales and Support for IBM’s Technology Group from December 1997 to April 2000.

Mario A. Rivas—Mr. Rivas, 52, is our Executive Vice President, Computing Products Group. Mr. Rivas joined AMD in September 2005 as Corporate Vice President, Office of Strategy Management. He was promoted to Executive Vice President and became an executive officer in December 2006. Prior to joining AMD, Mr. Rivas was Executive Vice President of Operations and member of the Executive Board of Philips Semiconductor from May 2001. During his tenure at Philips, he managed operations (foundries), assembly and testing, supply chain management, information technology and Philips’ communication business. He also served as a Director of Taiwan Semiconductors Manufacturing Corporation (TSMC). Before Philips, Mr. Rivas spent 19 years at Motorola, Inc., with responsibilities in both the Semiconductor and Communication sectors.

Robert J. Rivet—Mr. Rivet, 52, is our Executive Vice President and Chief Financial Officer. Mr. Rivet joined us in September 2000. Before joining us, he had served as Senior Vice President and Director of Finance of the Semiconductor Products Sector of Motorola since 1997. Mr. Rivet served in a number of positions in semiconductor operations at Motorola since 1981, after joining the company in 1976 as a senior financial analyst and senior accountant.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, our Section 16 officers and any persons holding more than 10 percent of our common stock to report to the Securities and Exchange Commission and the New York Stock Exchange their initial ownership of our stock and any changes in that ownership. We believe that during fiscal year 2006, our directors and Section 16 officers complied with all Section 16(a) filing requirements except in the following instances: 1) Mr. Phillip D. Hester did not timely file a Form 4 to report the September 16, 2006 vesting of restricted stock units and shares withheld for taxes. A late Form 4 was filed with the Securities and Exchange Commission on October 26, 2006; and 2) Mr. David E. Orton did not timely file a Form 4 to report an award of 50,000 restricted stock units he received on October 25, 2006. A late Form 4 was filed with the Securities and Exchange Commission on January 16, 2007. In making the above statements, we have relied solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to us in fiscal 2006 and the written representations of our directors and Section 16 officers.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2006 with respect to shares of our common stock that may be issued under our existing equity compensation plans. Our 2004 Equity Incentive Plan, which was approved by our stockholders, is our only equity incentive plan available for the grant of new equity awards. The options outstanding and any full value awards are not transferable for consideration.

Equity Compensation Plan Information

	Year Ended December 31, 2006
	Number of Securities to be Issued Upon Exercise of Outstanding Options Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options Warrants and Rights	Number of Securities Remaining Available for Future Issuance
	(a)	(b)	(c)
Equity compensation plans approved by stockholders			(1)
Options
Awards
Equity compensation plans not approved by stockholders	(2)
Options
Awards

Total

(1)	Includes approximately shares reserved for award under our 2004 Equity Incentive Plan and approximately shares reserved for award under our 2000 Employee Stock Purchase Plan.
(2)	Includes shares outstanding from treasury stock issued in 2002 as non-plan grants. Includes shares assumed from ATI Technologies Inc. stock plans as a result of the Company’s acquisition of ATI.

COMPENSATION DISCUSSION & ANALYSIS

[To be provided in the Definitive Proxy Statement]

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, the following two reports will not be incorporated by reference into any such filings, nor will they be deemed to be soliciting material or deemed filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement. Based on this review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s proxy statement for the Company’s 2007 annual meeting of stockholders.

COMPENSATION COMMITTEE

Bruce L. Claflin, Chair

Robert B. Palmer

Leonard M. Silverman

AUDIT COMMITTEE REPORT

The Audit Committee of AMD’s Board of Directors consists of Ms. Eberhart, as Chair, Dr. Barnes, Mr. Claflin and Mr. Topfer. Each of the members of the Audit Committee is “independent,” as determined by the Board of Directors and in compliance with the NYSE and SEC rules and is “financially literate,” as that qualification is interpreted by the Board. In addition, Ms. Eberhart was designated “audit committee financial expert,” as the Board interprets that designation. Ms. Eberhart is a member of the Financial Executives Institute and the American Institute of Certified Public Accountants and serves on the Audit Committees of Solectron, Inc. and Anadarko Petroleum Corporation.

The Audit Committee oversees AMD’s internal audit function and independent registered public accounting firm and assists the Board in fulfilling its oversight responsibilities on matters relating to the integrity of AMD’s financial statements, AMD’s compliance with legal and regulatory requirements and the independent registered public accounting firm’s qualifications and independence by meeting regularly with the independent registered public accounting firm, internal audit, financial management and legal and other personnel. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements. The independent registered public accounting firm is responsible for performing an audit of the Company’s annual financial statements and expressing an opinion as to the conformity of the Company’s audited financial statements with generally accepted accounting principles.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 31, 2006, with AMD management and Ernst & Young LLP, our independent registered public accounting firm. The Audit Committee also discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees, as amended by Statement on Auditing Standards No. 90 (Audit Committee Communications)). This included a discussion of the independent registered public accounting firm’s judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters that generally accepted auditing standards require to be discussed with the Audit Committee. The Audit Committee also received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and the Audit Committee discussed the independence of Ernst & Young LLP with that firm.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board, and the Board approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 for filing with the Securities and Exchange Commission.

The Audit Committee and the Board also have recommended, subject to stockholder approval, the selection of Ernst & Young LLP as AMD’s independent registered public accounting firm for fiscal 2007.

AUDIT COMMITTEE

H. Paulett Eberhart, Chair

W. Michael Barnes

Bruce L. Claflin

Morton L. Topfer

EXECUTIVE COMPENSATION

[To be provided in the Definitive Proxy Statement]

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

[To be provided in the Definitive Proxy Statement]

ITEM 2—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Unless you indicate otherwise, your proxy will vote FOR the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for the current year. Ernst & Young LLP has been our independent auditors since our incorporation in 1969.

The Audit Committee meets with Ernst & Young LLP several times a year. The Audit Committee reviews both audit and non-audit services performed by Ernst & Young LLP and the fees charged for such services. Among other things, the Audit Committee examines the effect that the performance of non-audit services may have upon the independence of the registered public accounting firm. All audit-related services and tax services were pre-approved by the Audit Committee after review of each of the services proposed for approval.

A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she so desires. He or she will also be available to respond to appropriate questions from stockholders.

Independent Registered Public Accounting Firm’s Fees

Audit Fees.    Audit fees of Ernst & Young LLP during the 2006 and 2005 fiscal years were associated with our annual and quarterly reports filed with the Securities and Exchange Commission, statutory audits required internationally, and other regulatory filings. The 2006 and 2005 audit fees also included those fees related to Ernst & Young LLP’s audit of the effectiveness of the Company’s internal control pursuant to Section 404 of the Sarbanes-Oxley Act. Audit fees for 2006 and 2005 were $4.5 million and $9.3 million, respectively.

Audit-Related Fees.    Audit-related fees for services of Ernst & Young LLP during the 2006 and 2005 fiscal years included assistance related to the adoption of new accounting and reporting standards, due diligence services in connection with the acquisition of ATI Technologies Inc., accounting advice, audits of our employee benefit plans and separate audits of subsidiaries and affiliated entities not required by statute or regulation. Audit-related fees for 2006 and 2005 were $2.6 million and $110,000, respectively.

Tax Fees.    Tax fees during 2006 and 2005 included tax compliance, tax advice and tax planning. Tax fees for 2006 and 2005 were $2.2 million and $340,000, respectively. Included in 2006 tax fees are tax integration planning fees rendered in connection with the Company’s acquisition of ATI Technologies Inc.

All Other Fees.    There were no other fees paid to Ernst & Young LLP for 2006 or 2005.

The Audit Committee approves annually the services to be provided by Ernst & Young LLP during the year before those services are provided. All of the services provided in 2006 were pre-approved.

Your Board of Directors unanimously recommends that you vote “FOR” the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for the current year. Unless you indicate otherwise, your proxy will vote “FOR” ratification.

ITEM 3—AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 750 MILLION TO 1.5 BILLION

Presently, our authorized capital stock consists of 750 million shares of Common Stock, par value $0.01 per share, and 1,000,000 shares of Preferred Stock, par value $0.10 per share. As of March 5, 2007, the Company had outstanding approximately                      shares of Common Stock and no shares of Preferred Stock.

In February 2007, our Board of Directors unanimously approved an amendment to paragraph 4 of our Restated Certificate of Incorporation to increase the authorized number of shares of Common Stock from 750 million to 1.5 billion shares, subject to stockholder approval of the amendment. The text of paragraph 4 as amended is attached as Appendix A.

Under the proposed amendment, the number of authorized shares of Common Stock would be increased from 750 million to 1.5 billion shares, which would leave us with                      shares of Common Stock authorized and unissued as of March 5, 2007.

The amendment would provide us with the ability to issue Common Stock for a variety of corporate purposes. These include issuances in connection with the acquisition of a business, to raise cash to expand our business and for equity incentive plans for our employees. The additional authorized shares would enable us to act quickly in response to opportunities that may arise for these types of transactions, in most cases without the necessity of obtaining further stockholder approval and holding a special stockholders’ meeting before such issuances(s) could proceed, except as provided under Delaware law or under the NYSE rules. The proposed increase in the number of shares of Common Stock will not change the number of shares of stock outstanding, have any immediate dilutive effect or change the rights of current holders of stock. However, to the extent that the additional authorized shares of capital stock are issued in the future, they may decrease existing stockholders’ percentage equity ownership and, depending on the price at which they are issued, could be dilutive to the voting rights of existing stockholders and may dilute earnings and book value on a per share basis. Stockholders do not have preemptive rights to acquire the Common Stock authorized by this amendment, which means that current stockholders do not have a prior right to purchase any new issue of capital stock in order to maintain their proportionate ownership thereof.

Our Board of Directors believes that it is in the best interests of the stockholders for the Board of Directors to have the flexibility to issue additional shares of Common Stock in any or all of the above circumstances. Although the issuance of additional shares of Common Stock could, in certain instances, discourage an attempt by another person or entity to acquire control of us, we have not proposed the increase in the number of authorized shares of common stock with the intention of using the additional authorized shares for anti-takeover purposes.

Our Board of Directors has no present arrangements or agreements to issue any of the proposed additional authorized shares of Common Stock. However, we review and evaluate potential capital raising activities, transactions and other corporate actions on an on-going basis to determine if such actions would be in the best interests of AMD and its stockholders.

Your Board of Directors unanimously recommends that you vote “FOR” the approval of the amendment to our Restated Certificate of Incorporation to increase the authorized number of shares of Common Stock from 750 million to 1.5 billion. Unless you indicate otherwise, your proxy will vote “FOR” approval.

ANNUAL REPORT AND FINANCIAL STATEMENTS

Our Annual Report on Form 10-K, which includes our audited financial statements for the fiscal year ended December 31, 2006, has accompanied or preceded this proxy statement. Information under the following captions in the Annual Report on Form 10-K is incorporated by reference: “Item 8—Financial Statements and Supplementary Data”; “Item 7—Management’s Discussion and Analysis of Financial Condition and Results of Operations”; and “Item 7A—Quantitative and Qualitative Disclosures about Market Risk.” You may also access a copy of our Annual Report on Form 10-K in the Investor Relations section of www.amd.com. Upon your request, we will provide, without any charge, a copy of any of our filings with the Securities and Exchange Commission. Requests should be directed to our Corporate Secretary at Advanced Micro Devices, Inc., One AMD Place, P.O. Box 3453, M.S. 68, Sunnyvale, California 94088-3453 or by email to Corporate.Secretary@amd.com.

AMD and the AMD arrow logo and combinations thereof and Advanced Micro Devices are either registered trademarks or trademarks of Advanced Micro Devices, Inc. Other product and company names used in this publication are for identification purposes only and may be trademarks of their respective companies.

Appendix A

RESTATED CERTIFICATE OF INCORPORATION

OF

ADVANCED MICRO DEVICES, INC.

Paragraph 4

FOURTH. The total number of shares of stock which the corporation shall have authority to issue is One Billion Five Hundred and One Million (1,501,000,000) of which One Billion Five Hundred Million (1,500,000,000) shares shall be Common Stock of the par value of One Cent ($0.01) per share and One Million (1,000,000) shares shall be Serial Preferred Stock of the par value of Ten Cents ($0.10) per share.

A-1

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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Advanced Micro Devices, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

ADVANCED MICRO DEVICES, INC.

The Board of Directors recommends a vote FOR Items 1, 2 and 3.

1. Nominees for Directors: 01) Hector de J. Ruiz 02) W. Michael Barnes 03) Bruce L. Claflin 04) H. Paulett Eberhart 05) Robert B. Palmer

For ` ` ` ` `

Against ` ` ` ` `

Abstain ` ` ` ` 2. ` 3.

06) 07) Vote on Proposals Ratification of appointment of independent registered public accounting firm. Approval of an amendment to our Restated Certificate of Incorporation.

John E. Caldwell Morton L. Topfer

For ` ` For ` `

Against ` ` Against ` `

Abstain ` ` Abstain ` `

Unless otherwise specified, this proxy will be voted FOR the listed nominees for Director, FOR Ratification of the appointment of the Company’s independent registered public accounting firm and FOR the approval of an amendment to our Restated Certificate of Incorporation.

Please sign exactly as the name or names appear(s) in this proxy. If the stock is issued in the name of two or more persons, all of them should sign the proxy. A proxy executed by a corporation should be signed in its name by an authorized officer. Executor, administrators and trustees so indicate when signing.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

One AMD Place P.O. Box 3453 Sunnyvale, CA 94088 (408) 749-4000

You are cordially invited to attend the Annual Meeting of Stockholders of Advanced Micro Devices, Inc. to be held at 9:00 a.m. on Thursday, May 3, 2007, at the Fairmont Hotel, 170 Market Street, San Jose, California. Detailed information regarding the business to be transacted at the meeting is contained in the accompanying Notice of Annual Meeting and Proxy Statement.

Regardless of whether or not you plan to attend the meeting, it is important that the shares be voted. Accordingly, we ask that you either vote by telephone or by the Internet or sign and return your proxy card as soon as possible in the envelope provided.

Remember: If shares are held by your broker in “street name,” you must bring a letter from your broker or a copy of your proxy card showing that you were the direct or indirect (“beneficial”) owner of the shares on March 5, 2007 to attend the Annual Meeting.

PROXY

ADVANCED MICRO DEVICES, INC.

Annual Meeting of Stockholders - May 3, 2007

This Proxy is solicited on behalf of the Board of Directors

The undersigned appoints HECTOR DE J. RUIZ and HOLLIS M. O’BRIEN and each of them as proxies for the undersigned, with full power of substitution, to represent and to vote all the stock of the undersigned on the following matters as described in the Proxy Statement accompanying the Notice of Meeting, receipt of which is hereby acknowledged, and according to their discretion, on all matters that may be properly presented for action at the Annual Meeting of Stockholders of Advanced Micro Devices, Inc. to be held on Thursday, May 3, 2007, and at any adjournment(s) or postponement(s) thereof. If properly executed, this proxy shall be voted in accordance with the instructions given. To the extent no directions are given on a proposal, the proxyholders will vote FOR the nominees listed on the reverse side, FOR the ratification of the appointment of independent registered public accounting firm and FOR an amendment to our Restated Certificate of Incorporation and, in the discretion of the proxyholders, on other matters that may properly be presented at the meeting. The undersigned may revoke this proxy at any time prior to its exercise or may attend the meeting and vote in person.

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